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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Special Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             7,548,924         11.56


     Class B      0                 0.00             3,002,044         11.14


     Class C      0                 0.00             1,767,155         11.14


     Class I      0                 0.00             21,812,536        11.89


     Class IS     0                 0.00             298,119  11.59





     Evergreen Strategic Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      121               0.00             174,231  23.65


     Class B      0                 0.00             103,962  23.15


     Class C      0                 0.00             93,465   23.16


     Class I      1,204,438         0.02             58,500,863        23.81


     Class IS     1,933             0.00             719,493  23.50


     Class R      0                 0.00             43                23.77